Exhibit 21


             Subsidiaries of Independent Community Bankshares, Inc.
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          Name of Subsidiary                     State of Incorporation
          ------------------                     ----------------------

      The Middleburg Bank                               Virginia

        - Middleburg Bank Service Corporation           Virginia

      The Tredegar Trust Company                        Virginia